Exhibit 23.2

Consent of Independent Registered Certified Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 33-61636, 333-55090 and 333-91602) of Tampa Electric Company of our report dated February 22, 2006 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Tampa, Florida

March 2, 2006